AGENT/AGENCY SALES AGREEMENT

This Sales Broker Agency Agreement ("Agreement") is made and effective this 26th day of August 2016 (“Effective Date”).

BETWEEN:

NutraFuels, Inc. (the "Principal"), a corporation organized and existing under the laws of the Florida, with its head office located at:

6601 Lyons Road, L-6 & 7 Coconut Creek, FL 33073

AND:

JZ Marketing C/O  Josh  Zwagil (the "Agent/Agency"), a  corporation organized and existing under the laws of the Nevada, with its head office located at:

9205 West Russell Road, Suite 240 Las Vegas, NV 89148

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained the parties hereto agree as follows:

1.

RECITALS

a.

WHEREAS, Principal is a manufacturer of DIETARY SUPPLEMENTS and desires to appoint Agent/Agency as a non-exclusive sales Agent/Agency for the purpose of promoting and selling Principal’s product throughout the United States.

b.

WHEREAS, Agent desires to accept such appointment as a non-exclusive sales Agent/Agency of Principal and agrees to abide by all the terms and conditions as set forth herein.

2.

TERM

The term of the Agreement shall be TWO YEARS, beginning on the Effective Date above and may be renewed every two years by Principal in its sole and absolute discretion, unless sooner terminated as provided herein.

3.

TERRITORY

a.

Agent shall have the non-exclusive authorization to sell Principal’s product throughout the United States, unless otherwise specifically excluded in this Agreement.

b.

Protected Accounts: Upon Agent’s showing that it has received from a customer either: (1) a written proposal for the purchase of Principal’s product within 60 days of the proposal; or (2) submits a purchase order to Principal with a specific ship date and delivery destination, such customer shall become a protected account of the Agent for as long as the Customer orders products from the Principal.

NutraFuels Inc. Sales Broker Agency Agreement

Initials:

Principal _E  W

Agent

4.

AGENT’S BEST EFFORTS

Agent agrees to use its best efforts to acquire and service Protected Accounts for the sale of Principal’s product. Agent agrees that it shall adhere to Principal’s rules, regulations and instructions with regard to the promotion and sale of Principal’s products to customers. Agent shall have salespersons to assist Agent, on such terms and conditions as Principal may require, in conformance with the provisions set forth in this Agreement.

5.

NONDISCLOSURE OF PRINCIPAL’S AFFAIRS

In furtherance of this Agreement, Principal may be required to disclose certain confidential and trade secret information to Agent. Agent hereby agrees to hold such information in strict confidence, not to disclose such confidential information to any third party except as specifically authorized herein or by Principal, in writing. Agent agrees to use all reasonable precautions, consistent with Agent’s treatment of its own confidential information of a similar nature to prevent unauthorized disclosure of the confidential information. Agent agrees that it will not use Principal’s confidential information for any purpose other than to carry out its duties and obligations pursuant to this Agreement. Agent further agrees not to use any of Principal’s confidential information or trade secrets or any variation thereof to compete with Principal in any capacity.

6.

ASSIGNMENT OF AGENT’S INVENTIONS

Agent agrees, in view of the confidential information regarding Principal’s business affairs, plans and necessities, that Agent will be in a position to obtain from time to time, and in partial consideration of the commissions agreed to be paid to Agent under this Agreement, that Agent, on demand, will assign to Principal, or Principal’s successors or assigns, any inventions or improvements Agent may make during the agency with Principal that relate to Principal’s product. Agent also will sign any papers and do any acts that may be needed to secure to Principal, or Principal’s successors or assigns, any rights relating to such inventions and improvements, including patents in UNITED STATES OF AMERICA and foreign countries.

7.

COMMISSIONS

a.

During the term of this Agreement, Agent shall receive a commission from the sale of Principal’s products sold for resale to Agent’s Protected Accounts, whether sold by Agent or others contracted by Agent/Agency, except as otherwise provided in this Agreement.

b.

Agent’s commission on sales made pursuant to this Agreement shall be as follows:

I.

Sales made to Agent’s Protected Accounts.

II.

Principal agrees to pay a total of a 15% commission rate, 7.5% in cash and 7.5% in restricted 144 common stock at a valuation of $0.20 per share to Agent/Agency on net sales from Protected Accounts and will be paid on the cash portion once monthly on net invoice(s) that are paid in full and monies are received and cleared through Principal’s corporate office. The stock portion will computed and issued on a quarter by quarter basis. The maximum allowance and issuance of stock based on the above formula for the life of this agreement will be a total of 3,000,000 shares of restricted 144 common stock. Once the maximum stock issuance is reached the 7.5% stock commission will then be paid in the form of cash totaling 15% as the commission rate.

III.

NutraFuels Inc. Sales Broker Agency Agreement

Net Sales are defined as the invoiced amount of product(s) sold to the Protected Accounts minus COGS (cost of goods sold) and all deductions taken by the accounts for unsellable, spoiled or damaged product. This will also include placement fee deductions, rebate credits or free product offered in lieu of placement fees.

8.

WHEN COMMISSIONS ARE PAID

Initials:

Principal _E  W

Agent

a.

Any commission to be received under this agreement shall not be credited to Agent’s account on Principal’s books until the purchaser has made settlement in full with Principal, either by cash or other acceptable funds. If settlement is made wholly or in part by purchaser’s funds, Principal may withhold payment of the commission in or in part until the invoice(s) are paid in full. Payments will be made on the 15th  day of each month.

b.

Agent’s account may be charged with the amount of any commission previously paid to Agent or credited to Agent’s account for the unpaid portion of the purchase price of ANY RETURNED PRODUCT, or the unpaid portion of any funds that failed to provide clear funds to Principal.

c.

In the event Principal is required to repossess a product(s), Agent shall receive commission only on the amount of money paid by purchaser prior to repossession.

9.

COMMISSIONS ON TRADE-INS

Principal shall have the right to fix the amount to be allowed for products taken in exchange, and a commission will not be paid on the amount so allowed.

10.

SALES THROUGH OTHER SALES CHANNELS

Agent will be paid a commission on any sales made to Agent’s Protected Account list through Principal’s offices, regardless of the sales channel.

11.

SALES IN OR FROM OTHER TERRITORIES OR PROTECTED ACCOUNTS

a.

Agent agrees not to enter the territory or protected accounts of any other sales agents of Principal for the purpose of selling Principal’s product, or to endeavor, directly or indirectly, to make sales of Principal’s product for use outside of Agent’s territory or protected account list. Should a purchaser call on Agent voluntarily and purchase Principal’s product for use outside of Agent’s territory, Agent shall receive commissions as follows:

I.

NutraFuels Inc. Sales Broker Agency Agreement

Agent shall receive a split commission from the other agent/agency’s protected account for that sale.

II.

From time to time there will be an overlap in protected accounts and based on relationships and leverage of protected account, one agent may have a stronger authority of said account. In this case, an evaluation will be conducted and Principal will designate a lead Agent/Agency to manage and service the account.

III.

In cases where this requires both Agents/Agency’s to manage and close business, the agents/agencies shall split the commissions accordingly.

b.

Agent further agrees that, when any other authorized sales agent/agency of Principal sells Principal’s product for use in Agent’s territory or to Agent’s Protected Account, Agent’s account shall be credited with the designated split commission, less the commission paid to agent making the sale.

Initials:

Principal   E W

Agent

12.

DISPUTES ON COMMISSIONS

Principal shall have the right to determine, in any dispute arising between Agent and any other sales Agent of Principal, the right to commission on any sale, and Agent shall abide by and be bound by Principal’s decision as long as 15% of net sales is paid to the Agent on time.

13.

ON GOING COMMISSIONS

Principal agrees to pay the Agents 15% commissions of net sales on time for as long as the Agents Protected Account List is purchasing products from the Principal regardless if this agreement is inforce or terminated. Funds will be wired on or before the 15th of each month with an accurate sales commission receipt.

14.

CONTENTS OF ORDERS

a.

All orders for Principal’s product shall be taken on printed forms furnished by Principal. The orders shall contain all conditions and agreements of every nature whatsoever between the parties to the sale, it being agreed that Principal shall not be responsible for promises or conditions not specified on the orders

15.

ACCEPTANCE OF ORDERS BY PRINCIPAL

Orders taken by Agent shall not be binding until accepted by Principal. Principal reserves the right to reject any order when, in the sole and exclusive judgment of Principal, the product ordered may not be suitable to the business of the customer.

16.

NutraFuels Inc. Sales Broker Agency Agreement

DAMAGED PRODUCT

Agent shall promptly and properly report to Principal if any of Principal’s products in Agent’s territory or Protected Accounts are damaged beyond sellable state.

Initials:

Principal

Agent

17.

COMPROMISE AND COLLECTION OF ACCOUNTS

A.

Principal shall have full control of and discretion as to the collection, adjustment or compromise of any or all accounts for Principal’s products sold by Agent.

B.

Principal shall determine whether to take a lien on Principal’s product sold by Agent. Principal shall not be liable to Agent for any loss of commission or other claim, by reason of failure to take such lien, or by reason of any compromise or adjustment of any account or accounts or notes for products sold by Agent, or any failure for any reason to collect any part of the account or notes.

1.

REMITTALS BY AGENT

Agent agrees to remit DAILY to Principal, in the manner prescribed by EDGAR WARD, CEO, of Principal or to deposit DAILY in a bank or other financial institution designated by Principal’s EDGAR WARD, CEO, all money, checks and drafts received by Agent for Principal, including any returns received for displays and POS supplies sold. In no event will Agent use any money collected for Principal to defray the expenses of the Agent/Agency, or for any other purpose, or deposit the funds in any bank or other financial institution to Agent’s own credit.

2.

AGENT’S EXPENSES

All expenses for traveling, entertainment, office, clerical, office and equipment maintenance, and general selling expenses that may be incurred by Agent in connection with this Agreement will be borne wholly by Agent. In no case shall Principal be responsible or liable for such expenses.

3.

ACCOUNTING ON TERMINATION

a.

Agent authorizes Principal, on termination of the agency created by this Agreement, to pay any outstanding indebtedness due to the Agent.

b.

On termination of this Agreement, Principal shall proceed in the customary manner to collect notes and open accounts for purchases of Principal’s product sold by Agent and shall charge against Agent’s account the commission previously credited on such amounts of notes and accounts that remain uncollected. Principal also shall charge Agent’s account with Agent’s proportion of any collection expense.

c.

Principal is responsible to make commission payments after this agreement is terminated as outlined in section 13 above.

4.

NutraFuels Inc. Sales Broker Agency Agreement

OBJECTIONS TO ACCOUNTING; LIMITATIONS

Agent agrees that all objections to statements of account rendered by Principal are waived, unless written notice is given by Agent and unless such notice reaches Principal within ten (10) days after rendition of the statement by Principal.

Initials:

Principal    E W

Agent

5.

DISPOSITION OF PRODUCTS; CONSIGNMENT

a.

Principal agrees to send out “samples” and other items it deems necessary to gain the new business.

b.

The Agent will not be billed for any samples.

6.

COMPLIANCE WITH LAWS

Agent agrees, for the benefit of Agent’s employees and subagents, to comply in all respects with the workers’ compensation laws of any state or states of which Agent’s territory may be a part, and to pay the premiums and other costs and expenses incident to such coverage.

Initials:

Principal    E W

Agent

7.

EMPLOYMENT OF SUBAGENTS

Agent will have sales people who it contracts with directly to share commissions. Principal will have access to contact these sales people at any time.

8.

MODIFICATION AND TERMINATION

At any time, Principal in its sole and absolute discretion may not revise, protected accounts of the Agent. The agency created by this Agreement may be terminated by either party by 30-day written notice mailed or delivered to the last known address of the other party. This Agreement covers all agreements between Agent and Principal relating to the contracting of Agent for the sale of Principal’s product(s).

9.

GOVERNING LAW, JURISDICTION AND ATTORNEY’S FEES

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, excluding its conflict of law provisions. Each party hereby irrevocably submits to the personal jurisdiction of the 15th Judicial Circuit Court for Palm Beach County, Florida, in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. In the event any litigation, arbitration or other similar proceeding is brought by any party under this Agreement to enforce any of its terms or

NutraFuels Inc. Sales Broker Agency Agreement

provisions, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys’ fees to be fixed by the trial court, appellate court and/or arbitrator.

10.

SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns.

11.

WAIVER

Failure of the Company to require performance of any provision of this Agreement shall not limit the Company’s right to enforce the provision, nor shall the Company’s waiver of any breach of any provision be a waiver by the Company of any succeeding breach of any provision or a waiver of the provision itself or any other provision.

12.

CONSTRUCTION.

Neither this Agreement nor any Section hereof shall be construed against any party due to the fact that said Agreement or any Section hereof was drafted by said party or said party’s legal representative.

13.

HEADINGS

All Section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

14.

SAVINGS CLAUSE

If any provision of this Agreement, or the application of such provision to any person, entity or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Initials:

Principal    E W

Agent

15.

PERSONAL INJURY AND PROPERTY DAMAGE CLAIMS

.

Principal shall defend Agent against all claims for personal injury and property damage or loss asserted by users of the products. Further, Principal shall hold all Agents harmless against any such claims not the result of the negligence or other legal fault of Agents. Such obligations are expressly conditioned on Principal receiving prompt notice of any claim for which the obligation applies; and Principal having exclusive control (including retaining counsel of its choosing) or an investigation, litigation, and settlement of any claim to which obligation applies.

NutraFuels Inc. Sales Broker Agency Agreement

The parties have executed this agreement the day and year first above written:

NutraFuels, Inc.

6601 Lyons Rd. L-6 Coconut Creek Fl. 33073

  /s/Edgar Ward

/s/ Josh Zwagil

Authorized Signature

Authorized Signature

Edgar Ward, CEO

Josh Zwagil

NutraFuels Inc. Sales Broker Agency Agreement